                                                                   EXHIBIT 25.5

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                               ---------------

                     THE FIRST NATIONAL BANK OF CHICAGO
            (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                36-0899825
                                                  (I.R.S. EMPLOYER
                                                  IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  ---------------
                            UNIONBANCAL FINANCE TRUST IV
           (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)



          DELAWARE                                        94-3313846
(STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

    350 CALIFORNIA STREET
   SAN FRANCISCO, CALIFORNIA                                  94104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                PREFERRED SECURITIES OF UNIONBANCAL FINANCE TRUST IV
                           (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of January, 1999.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE

               BY   /s/ STEVEN M. WAGNER
                  ---------------------------------------
                    STEVEN M. WAGNER
                    FIRST VICE PRESIDENT


* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT

                                                            January 19, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of UnionBanCal Finance Trust IV, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   BY   /s/ STEVEN M. WAGNER
                                      ---------------------------------------
                                      STEVEN M. WAGNER
                                      FIRST VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                              Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                DOLLAR AMOUNTS IN THOUSANDS        C400
                                                                                RCFD         BIL MIL THOU          ----
                                                                                ----         ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                     RCFD
     a. Noninterest-bearing balances and currency and coin(1)..............     0081           4,898,646            1.a
     b. Interest-bearing balances(2).......................................     0071           4,612,143            1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)..........     1754                   0            2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).......     1773           9,817,318            2.b
3.   Federal funds sold and securities purchased under agreements to
     resell................................................................     1350           6,071,229            3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                 RCFD
     RC-C).................................................................     2122          26,327,215           4.a
     b. LESS: Allowance for loan and lease losses..........................     3123             412,850           4.b
     c. LESS: Allocated transfer risk reserve..............................     3128                   0           4.c
     d. Loans and leases, net of unearned income, allowance, and                RCFD
     reserve (item 4.a minus 4.b and 4.c)..................................     2125          25,914,365            4.d
5.   Trading assets (from Schedule RD-D)...................................     3545           6,924,064            5.
6.   Premises and fixed assets (including capitalized leases)..............     2145             731,747            6.
7.   Other real estate owned (from Schedule RC-M)..........................     2150               6,424            7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)........................................     2130             153,385            8.
9.   Customers' liability to this bank on acceptances outstanding..........     2155             352,324            9.
10.  Intangible assets (from Schedule RC-M)................................     2143             295,823           10.
11.  Other assets (from Schedule RC-F).....................................     2160           2,193,803           11.
12.  Total assets (sum of items 1 through 11)..............................     2170           61,971,271          12.

--------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                       Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                       DOLLAR AMOUNTS IN
                                                                                           THOUSANDS
                                                                                       -----------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C              RCON
        from Schedule RC-E, part 1)...................................     2200            20,965,124         13.a
        (1) Noninterest-bearing(1)....................................     6631             9,191,662         13.a1
        (2) Interest-bearing..........................................     6636            11,773,462         13.a2
     b. In foreign offices, Edge and Agreement subsidiaries, and           RCFN
        IBFs (from Schedule RC-E, part II)............................     2200            15,912,956         13.b
        (1) Noninterest bearing.......................................     6631               475,182         13.b1
        (2) Interest-bearing..........................................     6636            15,437,774         13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:...................................................     RCFD 2800        4,245,925         14
15.  a. Demand notes issued to the U.S. Treasury......................     RCON 2840          359,381         15.a
     b. Trading Liabilities(from Sechedule RC-D)......................     RCFD 3548        5,614,049         15.b
16.  Other borrowed money:                                                 RCFD
     a. With original maturity of one year or less....................     2332             4,603,402         16.a
     b. With original  maturity of more than one year.................     A547               328,001         16.b
     c. With original maturity of more than three years...............     A548               324,984         16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding..........     2920               352,324         18.
19.  Subordinated notes and debentures................................     3200             2,400,000         19.
20.  Other liabilities (from Schedule RC-G)...........................     2930             1,833,935         20.
21.  Total liabilities (sum of items 13 through 20)...................     2948            56,940,081         21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus....................     3838                     0         23.
24.  Common stock.....................................................     3230               200,858         24.
25.  Surplus (exclude all surplus related to preferred stock).........     3839             3,192,857         25.
26.  a. Undivided profits and capital reserves........................     3632             1,614,511         26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities....................................................     8434                27,815         26.b
27.  Cumulative foreign currency translation adjustments..............     3284                (4,851)        27.
28.  Total equity capital (sum of items 23 through 27)................     3210             5,031,190         28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)............................     3300            61,971,271         29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
     auditing work performed for the bank by independent external                       Number
     auditors as of any date during 1996. . . . . . . . . . . . . RCFD 6724 .... N/A    M.1.

1 =  Independent audit of the bank conducted in accordance       4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 =  Independent audit of the bank's parent holding company      5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which       6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company             auditors
     (but not on the bank separately)                            7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in             8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.